EXHIBIT 23(b)



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                                BDO SEIDMAN, LLP
                           Accountants and Consultants
                         7101 Wisconsin Ave., Suite 800
                          Bethesda, Maryland 20814-4900
                            Telephone: (301) 654-4900
                               Fax: (301) 654-3567

            Consent of Independent Registered Public Accounting Firm

CEL-SCI Corporation
Vienna, Virginia


We consent to the incorporation by reference in this Registration Statement of CEL-SCI Corporation on Form S-3 of our report dated January 13, 2009, appearing in the Annual Report on Form 10-K of CEL-SCI Corporation for the year ended September 30, 2008 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ BDO SEIDMAN, LLP

Bethesda, Maryland
August 21, 2009